March 24, 2004

Duke Realty Corporation

600 East 96th Street, Suite 100

Indianapolis, Indiana 46240

Re:        Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel for Duke Realty Corporation, an Indiana corporation (the “Corporation”), in connection with a Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Corporation with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and covering 1,563,138 shares (the “Shares”) of the Corporation’s common stock, $0.01 par value, that may be issued pursuant to the Duke 401(k) Plan (the “401(k) Plan”), the Executives’ Deferred Compensation Plan of Duke Realty Services Limited Partnership (the “Executives’ Plan”) and the Directors’ Deferred Compensation Plan of Duke-Weeks Realty Corporation (the “Directors’ Plan”). The Registration Statement also covers $35,000,000 of deferred compensation obligations that may be issued by the Corporation under the Executives’ Plan and the Directors’ Plan. This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

We have examined the Third Restated Articles of Incorporation of the Corporation, the Third Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials, including without limitation, the Corporation’s representation to us that it has established and will maintain the Executives’ Plan and the Directors’ Plan primarily for the purpose of providing compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used,

circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinions rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

Our opinions set forth below are limited to Title I of ERISA and the laws of the State of Indiana, and we do not express any opinion herein concerning any other laws.

Based on the foregoing, it is our opinion that:

(i) the Shares registered under the 401(k) Plan, the Executives’ Plan and the Directors’ Plan, when issued in accordance with the terms and conditions of the respective plans, will be legally and validly issued, fully paid and non-assessable;

(ii) the Corporation has been duly authorized to incur the deferred compensation obligations, and the deferred compensation obligations, when incurred in accordance with terms and conditions of the Executives’ Plan and the Directors’ Plan, will be valid obligations of the Corporation to make payment to the holders thereof in accordance with the terms and conditions of the Executives’ Plan and the Directors’ Plan; and

(iii) the Executives’ Plan and the Directors’ Plan are exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document for each of the Executives’ Plan and the Directors’ Plan complies with the provisions of ERISA from which such plans are not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Cordially,

ALSTON & BIRD LLP

By:	/s/ Laura G. Thatcher
Laura G. Thatcher, a Partner